PRICEWATERHOUSECOOPERS [LOGO OMITTED]

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                                                    PricewaterhouseCoopers LLP
                                                    300 Madison Avenue
                                                    New York, NY  10017
                                                    Telephone (646) 471-3000
                                                    www.pwc.com


April 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Japan Smaller Capitalization Fund (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, dated April 28, 2005. We agree with the statements concerning our Firm in such Item 77K.


Very truly yours,



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

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     (i)      On November 10, 2004 the Audit Committee and Board of Directors
              of Japan Smaller Capitalization Fund, Inc. (the "Registrant") accepted the resignation of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to the Registrant.
     (ii) The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     (iii) In connection with the audits for the two most recent fiscal years and through November 10, 2004, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.
     (iv) During the two most recent fiscal years and through November 10, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
     (v) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 27, 2005, is filed as Exhibit Q1 to Item 77K.
     (vi) Following approval from the Audit Committee and the Board of Directors, the Registrant engaged Ernst & Young LLP as its new independent registered public accounting firm on November 18, 2004. During the Registrant's two most recent fiscal years and through November 10, 2004 the Registrant did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.